UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2014

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 653-8881
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.02 Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Effective April 24, 2014, Thomas J. Fruechtel resigned his position as a member of the Board of Directors (the “Board”) of Blount International, Inc. (the “Corporation”). Mr. Fruechtel had been a Director since December 2003, having periodically served on the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee throughout his tenure. There were no disagreements between Mr. Fruechtel and the Corporation.

On behalf of the full Board, Chairman and CEO Josh Collins thanked Mr. Fruechtel for long term dedicated service to the Corporation and leadership throughout.

Effective April 25, 2014, through unanimous written consent, the Board, upon the recommendation and nomination by the Nominating & Corporate Governance Committee, elected Mr. Daniel J. Obringer as a Director to fill the vacancy created by the resignation of Mr. Fruechtel.
Mr. Obringer, 66, is Advisor to the President or Echo Incorporated, a company based in Lake Zurich, Illinois and a leader in in the design, manufacturing and marketing of outdoor power equipment, including chainsaws, brush cutters and hedge trimmers. He had been Chief Executive Officer and President of Echo Incorporated from December 2008 until January 2014. Before that, Mr. Obringer was Senior Vice President, Finance and Administration for Echo Incorporated since 1995.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	Press release dated April 28, 2014 issued by Blount International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Dated: April 28, 2014	By:	/s/ Chad E. Paulson
Chad E. Paulson
Vice President, General Counsel & Secretary

________________________________________________________________________________________________________________________

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated April 28, 2014 issued by Blount International, Inc.